FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                 January 1, 1999

                                   FOHP, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                        0-25944                     22-3314813
--------------------------------    -----------------------    ----------------------------
(State or other jurisdiction of     (Commission File Number)   (IRS Employer Identification
         incorporation)                                                  Number)


                              3501 State Highway 66
                            Neptune, New Jersey 07753
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          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (732) 918-6700





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         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On January 1, 1999, Physicians Health Services of New Jersey, Inc. ("PHS-NJ"), a New Jersey corporation which operated as a health maintenance organization ("HMO") in the State of New Jersey, merged with and into First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a New Jersey corporation which operates as an HMO in the State of New Jersey, pursuant to an Agreement and Plan of Merger dated as of October 26, 1998 (the "Merger"). PHS-NJ was a wholly-owned subsidiary of Physicians Health Services, Inc. ("PHS"), a Delaware corporation, and FOHP-NJ is a wholly-owned subsidiary of FOHP, Inc. ("FOHP"), a New Jersey corporation. Foundation Health Systems, Inc. ("FHS"), a Delaware corporation, currently owns approximately ninety-nine percent (99%) of the outstanding common stock of FOHP and one hundred percent (100%) of the outstanding common stock of PHS. At the effective time of the Merger, FOHP-NJ changed its name to Physicians Health Services of New Jersey, Inc. The purpose of the Merger was to consolidate the FHS controlled HMO operations in the State of New Jersey into primarily one corporation.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         Financial Statements required to be filed by this Item in connection with the Merger disclosed in Item 2 hereof, will be filed by amendment as soon as such financial statements are available.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   FOHP, Inc.
                                                   ----------
                                                   (Registrant)



                                               By: /s/ Donald Parisi
                                                   -----------------------
                                                   Donald Parisi
                                                   Vice President, Secretary
                                                   and General Counsel

Date:  January 14, 1999